BYLAWS

                                       OF

                              WAYCOOL 3D.COM, INC.

                                   ARTICLE I.
                                   ----------
                                     OFFICES

         The principal office of the corporation in the State of Nevada shall be 1971 California Street, Carson City, NV 89701. The principal operating office of the corporation shall be 306 Demers Avenue, East Grand Forks, Minnesota 56721. The corporation may have such other offices, either within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II.
                                   -----------
                                  SHAREHOLDERS

         SECTION I. ANNUAL MEETING. The annual meeting of the shareholders shall be on the 3rd Tuesday in February of each year, at the hour of 1:00 p.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

         If a regular meeting of the shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder(s) holding ten percent (10%) or more of all voting shares may demand a regular meeting of the shareholders of the corporation by written notice of demand given to the chief executive officer, chief financial officer or president of the corporation. Within thirty (30) days after receipt of the demand by one of those officers, the Board shall cause a regular meeting of the shareholders to be called and held on notice no later than forty-five (45) days after the receipt of such demand. All expenses incurred shall be paid by the corporation. If the Board fails to cause a regular meeting to be called and held, the shareholder(s) making the demand may call the meeting by giving notice as required by law, all at the expense of the corporation.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called for any purpose or purposes permitted under Chapter 78 of the Nevada Revised Statutes at any time by the President, the Board of Directors, or by the holders of not less twenty-five percent (25%) of the outstanding shares of the corporation. Upon receipt of a request in writing by any person or persons entitled to call a special meeting of the shareholders, the Secretary of the corporation will cause notice to be given to all of the shareholders entitled to

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vote, advising the shareholders that a special meeting will be held not less than thirty-five (35), or more than sixty (60) days after the date of the notice.

         SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting which specifically designates any place, either within or without the State of Nevada, as the place for the holding of such meeting will be recognized. If no designation is agreed upon and made by shareholders holding more than 50% of the outstanding shares in the corporation, or if a special meeting be otherwise called, the place of meeting shall be at the corporation's principal operating office at 306 Demers Avenue, East Grand Forks, MN 56721.

         SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. If no address appears or is given for a shareholder, notice shall be given by publication at least once, in a Newspaper of general circulation in the County in which the registered agent resides in Nevada. An affidavit of publication issued by the newspaper, or an affidavit of mailing of notice executed by the Secretary of the corporation, shall be prima facie evidence of giving proper notice.

         The business transacted at a special meeting is limited to the purposes stated in the notice of the meeting. Any business transacted at a special meeting that is not included in those stated purposes is voidable by or on behalf of the corporation, unless all of the shareholders waive notice of the meeting in accordance with Nevada law or these Bylaws.

         SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of a meeting, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         SECTION 6. CLOSING OF TRANSFER OR FIXING OF RECORD DATE. The Board of Directors of the corporation may close its stock transfer books for a period not exceeding forty (40) and not less than ten (10) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding forty (40) and not less than ten (10) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend, or to receive any such allotment or rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of and to vote at such meeting, or to receive payment of such dividend or to receive such allotment

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of rights, or to exercise such rights in the event of any exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which such notice of the meeting is mailed shall be deemed to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting.

         SECTION 7. VOTING LISTS. The officer or agent having charge of the transfer book for shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meetings and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, kept in this state shall be prima facie evidence as to who are the shareholders entitled to examine such list, or share ledger, or transfer book or to vote at any meeting of shareholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shareholders represented and voting at the meeting shall be considered an act of the shareholders, except the sale transfer or other disposition of substantially all of the corporation's assets, and a merger or consolidation of the corporation shall require approval by not less than two-thirds (2/3) of the corporation's issued and outstanding shares. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum, no other business may be transacted at the meeting. If a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, provided if the meeting is to be adjourned for more than forty-five (45) days, or if after adjournment, a new date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the same manner as an original meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment. No further action may be taken where the withdrawal of enough shareholders will leave less than a quorum.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder, or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting.

         An appointment of a proxy for shares held jointly by two (2) or more shareholders is valid if signed by a majority of them, unless the corporation receives from any one of those shareholders either written notice denying the authority of that person to appoint a proxy or appointing a different proxy.

         The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided for in the appointment. No appointment is irrevocable unless said appointment is coupled with an interest in the shares or in the corporation.

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         An appointment may be terminated at will, unless the appointment is coupled with an interest, in which case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with the Secretary of the corporation, or by filing a new written appointment of a proxy with the Secretary of the corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with the Secretary of the corporation.

         The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by the Secretary or President of the corporation before the proxy exercises the authority under that appointment.

         Unless the appointment specifically provides otherwise, if two (2) or more persons are appointed as proxies for a shareholder any one of them may vote the shares on each item of business in accordance with the specific instructions contained in the appointment. If, however, no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of the proxies shall determine. If the proxies are equally divided, the shares shall not be voted.

         Unless the appointment of a proxy contains a restriction, limitation, or specific reservation of authority, the corporation may accept a vote or action taken by a person named in the appointment. The vote of a proxy is final, binding and not subject to challenge in any court of jurisdiction.

         SECTION 10. VOTING OF SHARES. Subject to the provisions of Section 12, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by that person's personal representative, administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee, may be voted upon such fiduciary, to vote such shares held by him without transfer of such shares into his name.

         Except for shares held in a fiduciary capacity, shares of the corporation registered in the name of a subsidiary are not entitled to vote on any matter. Shares of a corporation in the name of or under the control of the corporation or a subsidiary in a fiduciary capacity are not entitled to vote on any matter; except to the extent that the settlor or beneficial owner possesses and exercises the right to vote or gives the corporation binding instructions on how to vote the shares.

         Shares registered in the name of a trustee of a trust or in the name of a custodian may be voted by the person, either in person or by proxy, but a trustee of a trust or a custodian shall not vote shares held by the person unless they are registered in the name of that person.

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         Shares standing in the name of a trustee in bankruptcy or a receiver may be voted by such trustee or receiver, and shares held by or under the control of a trustee or receiver may be voted by such trustee or receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such trustee or receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and therefore, the pledgee shall be entitled to vote the shares so transferred. Shares registered in the name of an organization not described above may be voted either in person or by proxy by the legal representative of that organization.

         SECTION 12. CUMULATIVE VOTING. In all elections for directors, every non- common stock shareholder shall have the right to vote, in person or by proxy, the number of non-common stock shares owned by him, for as many persons as there are directors to be elected, or to cumulate shares, and give one candidate as many votes as the number of directors multiplied by the number of non-common stock shares shall equal, or to distribute them on the same principal among as many candidates as he shall see fit. The holders of common stock shall not have the right of cumulative voting.

         SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                                  ARTICLE III.
                                  ------------
                                    DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATION. The number of directors of the corporation shall be five (5). The number of directors may be changed by the Board of Directors. Each director shall hold office for the term of which he is elected or until his successor shall have been selected and qualified. Directors need not be residents of Nevada or shareholders of the corporation.

         SECTION 3. REGULAR MEETING. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Minnesota, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The persons or person

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authorized to call special meetings of the Board of Directors may fix any place either within or without the State of Minnesota as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 5. ELECTRONIC COMMUNICATIONS. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting if the notice is given of the conference as would be required by law or these Bylaws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation at a meeting by that means constitutes presence in person at the meeting.

         A director may participate in a board meeting not described above by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation at a meeting by that means constitutes presence in person at the meeting.

         SECTION 6. NOTICE. Notice of any special meeting shall be given at least four (4) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage pre-paid. If notice is given by telegram, such notice is deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Every act or decision done or made by a majority of the directors present shall be regarded as the act of the Board, unless a different number is required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the number of directors required as noted above to constitute a quorum for such meeting.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. VACANCIES. Any director may resign effective upon giving written notice to the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of the resignation. If the resignation is for a future date, a successor may be elected to take office when the resignation becomes effective. A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of the director's term of

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office. The Board of Directors may declare a vacancy in the office of a director who has been declared of unsound mind, or convicted of a felony by order of a Court. Any vacancy occurring in the Board of Directors or in the directorship to be filled by reason of any increase in the number of directors, may be filled by the directors. A director selected to fill a vacancy shall be elected for the un-expired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         SECTION 10. REMOVAL OF DIRECTORS. Except as otherwise provided in Chapter 78 of the Nevada Revised Statutes, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two- thirds (2/3) of the voting power of the issued and outstanding shares entitled to vote.

         SECTION 11. COMPENSATION. Directors, as such, shall receive such salaries or compensation for their services as set by a resolution of the Board of Directors, plus expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 12. ABSENT DIRECTORS. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or record of action at the meeting, if the proposal acted on at the meeting is substantially the same as the proposal to which the director has consented or objected.

         SECTION 13. COMMITTEES. The Board may appoint one or more committees, each consisting of two (2) or more directors, and delegate to such committees any of the authority of the Board except with respect to the following:

          a The approval of any action which requires shareholders' approval or approval of the outstanding shares;

          b    The filling of vacancies on the Board or on any committees;

          c The fixing o compensation of the directors for serving on the Board or on any committee;

          d    The amendmen or repeal of bylaws or the adoption of new bylaws;

          e The amendmen or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the Board;

          f    A distribution to the shareholders of the corporation;

          g The appointment of other committees of the Board or the members thereof.

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         Any such committee must be appointed by a resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article which are applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                                   ARTICLE IV.
                                   -----------
                                    OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be natural persons, and such other officers as may be elected in accordance with the provisions of this Article. The Board of Directors, by resolution, may create the office of one or more Assistant Treasurers and Assistant Secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be reasonably convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, either with or without cause. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect as of the date of the receipt of the resignation or on the date specified in the resignation. The acceptance of a resignation is necessary to make it effective.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the un-expired portion of the term.

         SECTION 5. THE PRESIDENT. The President shall be the principal executive officer of the corporation and shall, in general, supervise and control all of the business affairs of the corporation. The President shall preside at all the meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the corporation, thereunto, authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed, or executed, and in general, shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

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         SECTION 6. THE VICE PRESIDENT(S). In the event the shareholders decide to have a Vice President(s), then, in the absence of the President, or in the event of the President's inability or refusal to act, the Vice President(s) in order of their rank as established by the Board, or, if not ranked, the Vice President designated by the Board shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary, or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         SECTION 7. THE SECRETARY. The Secretary shall be responsible for (a) seeing that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (b) being custodian of the corporate records of the corporation; (c) keeping the minutes of the shareholders' and Board of Directors' meetings in one or more books provided for that purpose; (d) keeping a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholder; (e) signing with the President or the Vice President, certificates or shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) in general, performing all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

         SECTION 8. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer is the chief financial officer of the corporation and shall (a) have charge and custody of, and be responsible for, all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such trust companies, banks or other depositories as shall be selected in accordance with the provisions of Article V. of these Bylaws; (b) in general, perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors.

         SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors, may sign, with the President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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                                   ARTICLE V.
                                   ----------
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences or indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VI.
                                   -----------
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. From and after the 8th day of February, 2002, the corporation shall be required to issue stock certificates representing ownership interest in the corporation. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or the Vice President, and by the Secretary or an Assistant Secretary, and shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of shares and the date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except, that in a case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation, shall be made only on the books of the corporation by the registered holder thereof or by the attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes regarding the corporation.

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                                  ARTICLE VII.
                                  ------------
                                  CALENDAR YEAR

         The corporation has elected to use a calendar year.

                                  ARTICLE VIII.
                                  -------------
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

         In the event that it is determined by a court of competent jurisdiction, the Internal Revenue Service or another entity which would have jurisdiction that any fringe benefit received by an employee, shareholder, director or officer of the corporation is deemed to be a constructive dividend, then and in such event, such employee, shareholder, director or officer must return any such "constructive dividend" to the corporation in the same or a like amount as that which was originally received by said employee, shareholder, director or officer.

                                   ARTICLE IX.
                                   -----------
                                      SEAL

         There shall be no seal used for this corporation.

                                   ARTICLE X.
                                   ----------
                                WAIVER OF NOTICE

         Whenever any notice, which is required to be given under the provisions of these Bylaws or under the provisions of the law under which the corporation is organized, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI.
                                   -----------
                              INSPECTION OF RECORDS

         The corporation shall keep at its principal operating office the following items:

          a. The original and a copy of these bylaws, as amended, to date and certified by an officer;

          b. A copy of the articles of incorporatio with all amendments certified by the Secretary of State; and

          A stock ledger, or a duplicate thereof revised at least annually, designating the names, addresses and such other relevant information for each share of stock issued by the corporation.

         The above items shall be open to the inspection of the shareholders at all reasonable times during office hours. If the corporation has no principal business office in Nevada, it shall, upon the written request of any shareholder, furnish to such shareholder a copy of the above listed documents as amended and revised to date.

                                  ARTICLE XII
                                  -----------
                      LIABILITY OF DIRECTORS AND OFFICERS

         SECTION 1. ELIMINATION OF LIABILITY. A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only the following:

          a. Acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law;

          b. the payment of dividends in violation of NRS 78.288, except for a director who dissents to the payment as provided in NRS 78.300.

         Liability shall otherwise be eliminated or limited to the fullest extent permitted by Nevada law, as it may be allowed from time to time.

         SECTION 2. MANDATORY INDEMNIFICATION. The corporation shall indemnify the officers and directors of the corporation to the fullest extent permitted by Nevada law which may currently exist or hereafter be amended.

         SECTION 3. MANDATORY PAYMENT OF EXPENSES. The expenses of officers and directors incurred in defend a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred, and in advance of the final disposition of the action, suit or proceedings, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a Court of competent jurisdiction that the director or officer is not entitled to indemnification by the corporation.

         SECTION 4. EFFECT OF AMENDMENT OR REPEAL. Any amendment to or repeal of any of the provisions in this Article shall not adversely affect any right or protection of a director or officer of the corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

         SECTION 5. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee, or agent in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify the officer, director, employee, or agent against such liability under the provisions of this Article.

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any annual meeting of the shareholders of the corporation, or at any special meeting when the proposal to amend these Bylaws has been stated in the notice of such special meeting, by a majority vote of the shareholders represented at the meeting. After the issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number of changing from a fixed to a flexible Board or vice versa, may only be adopted by an affirmative vote of not less than two-thirds (2/3) of the corporation's issued and outstanding shares entitled to vote. The right of any shareholder to inspect the corporation's records, as provided in these bylaws, or as otherwise permitted under applicable law shall not be limited or abridged by any amendment.

         In the event and to the extent of any conflict between the provisions of these bylaws and any mandatory requirements of the general corporation law of Nevada, as it may be amended from time to time, the requirements of Nevada law shall govern and all other provisions of the bylaws not in conflict with Nevada law shall continue in full force and effect.

                                CERTIFICATION
                                -------------

         The foregoing bylaws were duly adopted by the Board of Directors of the corporation on the 8th day of February, 2002.


                                   /s/ John Zavoral
                                   -------------------------------------
                                       John Zavoral, Secretary
APPROVED:


/s/ Brad Kerr
------------------------------
Brad Kerr, President